Prospectus Supplement filed under Rule 424(b)(3)
                                         Registration No. 333-45569

                       Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible
Subordinated Notes due September 16, 2004 is hereby supplemented to include the following table under the heading "Selling Securityholders" on page 29:

                                                      Principal Amount
                  Selling Holders                     of Registered
                  ---------------                     -------------
                                                           Notes
                                                           -----

American Pioneer Life Ins. Co. of New York.......        $ 40,000
American Progressive Life & Health Ins.
  Co. of New York................................          40,000
Argent Classic Convertible Arbitrage Fund L.P....       1,100,000
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P.............................       1,109,000
Catholic Relief Insurance Company of America.....         140,000
Chicago Mutual Insurance Company.................          40,000
Federated Rural Electric Insurance Corp..........         100,000
Financial American Life Insurance Company........          30,000
First Delaware Insurance Company.................          10,000
Gopher State Mutual Insurance Company............          60,000
ISBA Mutual Insurance Company....................          90,000
Lebanon Mutual Insurance Company.................          40,000
Medico Life Insurance Company....................         100,000
Medmarc Insurance Company........................         100,000
Middle Cities Risk Management Trust..............          80,000
Midwestern National Life Insurance Co. of Ohio...         200,000
Reassurance Company of Hannover..................         200,000
Security Mutual Life Insurance Co................         100,000
Service Life and Casualty Insurance Company......          20,000
Service Lloyds Insurance Company.................          20,000
Standard Mutual Insurance Company................         150,000
Trans Guard Insurance Company, Inc...............         180,000
Western Home Insurance Company...................         100,000
Westward Life Insurance Company..................          40,000
Wisconsin Lawyers Mutual Insurance Company.......         100,000
                                                       ----------

Total............................................      $4,189,000








      This Prospectus Supplement is dated February 25, 1998.